UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2008

Platinum Research Organization, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52029	20-2842514
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

2777 Stemmons Freeway, Suite 1440

Dallas, Texas 75207

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (214) 271-9503

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)	On September 24, 2008, the Audit Committee for Platinum Research Organization, Inc (the “Company”) determined that the value assigned to the Company’s intellectual property assets in an April 29, 2004 acquisition transaction should be corrected. As a result, the Audit Committee, in consultation with management and Lane Gorman Trubitt, L.L.P., the Company’s independent registered public accounting firm, concluded that the Company’s annual financial statements included in Form 10-KSB for the period ended December 31, 2007 and the quarterly financial statements included in Forms 10-QSB for the periods ended June 30, 2007; September 30, 2007; and March 31, 2008 should no longer be relied upon and should be restated.

The intellectual property was originally valued at $4,438,915 and was acquired from a predecessor company on April 18, 2007. At the time of its acquisition, the Company adopted the valuation of the intellectual property utilized by the predecessor company. This prior valuation was based upon the value of a note and accrued interest that was forgiven in exchange for the intellectual property. Based upon further investigation, the fair value of the note should have been $0, since the note was in default for more than eleven months prior to the forgiveness of debt and since there was no liquidity available to support future cash flows on the note. As a result of this adjustment, amortizable intellectual property should be reduced by $4,430,156 and non-amortizable intellectual property should be reduced by $8,759 as of the April 29, 2004 exchange date. The effect of this restatement on the relevant financial statement lines as of December 31, 2007 and 2006 is as follows:

	As of December 31, 2007			As of December 31, 2006
	As Filed	As Restated	Change	As Filed	As Restated	Change
Consolidated Balance Sheet Effects
Intellectual Property–net of accumulated amortization	3,482,536	166,874	(3,315,662)	3,698,207	85,347	(3,612,860)
Intellectual Property–non-amortizable	231,272	222,513	(8,759)	133,490	124,731	(8,759)
Total Assets	7,113,351	3,788,930	(3,324,421)	5,902,821	2,281,202	(3,621,619)
Shareholders’ Deficit	(276,404)	(3,600,825)	(3,324,421)	(301,366)	(3,922,985)	(3,621,619)

Consolidated Statement of Operations Effects
Depreciation and Amortization expense	452,515	155,317	(297,198)	488,059	190,861	(297,198)
Net Loss	(5,245,708)	(4,948,510)	297,198	(2,345,107)	(2,047,909)	297,198
Net Loss Attributed to Common Shareholders	(5,564,407)	(5,267,209)	297,198	(2,345,107)	(2,047,909)	297,198

Per Share Amounts
Net Loss	$0.08	$0.07	$(0.01)	$0.10	$0.08	$(0.02)
Net Loss Attributed to Common Shareholders	$0.09	$0.08	$(0.01)	$0.10	$0.08	$(0.02)

The Company will restate the annual financial statements for the period ended December 31, 2007 and the quarterly financial statements for the periods ended June 30, 2007; September 30, 2007; and March 31, 2008 as soon as practicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATINUM RESEARCH ORGANIZATION, INC.

Date: September 24, 2008	By:	/s/ David Hart
Name: David A. Hart
Title: Interim Chief Financial Officer and
Senior Vice President